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                                                                    EXHIBIT 23.4


              [CLUMECK, STERN, PHILLIPS & SCHENKELBERG LETTERHEAD]




                                 June 26, 2001

The Board of Directors
Pet Quarters, Inc.
Lonoke, Arkansas

To Whom It May Concern:

         We hereby consent to the use in the Registration Statement of Pet Quarters, Inc. on Form S-8 of our report dated May 1, 2000 related to the financial statements of allpets.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                     /s/ CLUMECK, STERN, PHILLIPS & SCHENKELBERG
                                         Clumeck, Stern, Phillips & Schenkelberg
                                         Certified Public Accountants

June 26, 2001
Encino, California